Exhibit  99.1
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                              [Company Logo]


FOR IMMEDIATE RELEASE                                     March 11, 1999



       COMPANY COMMON SHARES TRANSFTER TO THE NASDAQ SMALL CAP MARKET


Louisville, KY -- Caretenders HealthCorp (NASDAQ:CTND) today reported that its common shares have moved from The Nasdaq National Market System (NMS) to The Nasdaq Small Cap Market, effective March 11, 1999. The shares will continue to trade under the stock symbol "CTND".

The move reflects management's decision to transfer following notification by The Nasdaq Stock Market, Inc. that the Company did not meet NMS listing requirements regarding the market value of public float.


For more information : William Yarmuth or Steve Guenthner (502) 899-5355.